CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the reference to our firm under the captions "Experts" and "Financial Statements" and to the use of our reports dated April 18, 2000, with respect to the statutory-basis financial statements of Columbus Life Insurance Company, and the financial statements of Columbus Life Insurance Company Separate Account 1, in Post-effective Amendment No. 1 (Form S-6 No. 333-79906) to the Registration Statement and related Prospectus of Columbus Life Insurance Company Separate Account 1 dated May 1, 2000.



                                                           /s/ Ernst & Young LLP


Cincinnati, Ohio
April 26, 2000